UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2021

Iconic Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-227420	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Seabro Avenue

Amityville, New York 11701

(Address of Principal Executive Offices)

(866) 219-8112

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

TopPop Acquisition Agreement

On July 26, 2021, Iconic Brands, Inc. (the “Company”) entered into an acquisition agreement (the “TopPop Acquisition Agreement”) with TopPop LLC, a New Jersey limited liability company (“TopPop”), and each of FrutaPop LLC (“Frutapop”), Innoaccel Investments LLC (“Innoaccel”) and Thomas Martin (“Martin” and, together with Frutapop and Innoaccel, the “TopPop Members”), pursuant to which the TopPop Members sold to the Company and the Company acquired, all of the issued and outstanding membership interests of TopPop.

TopPop is a brand owner and contract manufacturing and packaging company specializing in flexible packaging solutions in the food, beverage and health categories. Its first branded and contract products are alcohol-infused ice pops. Its manufacturing facility in Marlton, New Jersey is registered by the Federal Drug Administration and holds a Safe Quality Food certification.

Upon consummation of the acquisition contemplated by the TopPop Acquisition Agreement, the TopPop Members received, in the aggregate: (a) $3,995,551.08 in cash by transfer of immediately available funds, (b) 26,009,600 shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), which shares were valued in the aggregate at $8,128,000, or $0.3125 per share, (c) $4,900,000.00 aggregate principal amount of promissory notes of the Company (the “Promissory Notes”) and (d) future additional cash payments as earnout consideration (the “Total Consideration”). The earn-out payments, if any, will be made (i) following the 12-month period commencing on August 1, 2021 (the “First Year”), in an amount (the “First Year Earn-out Amount”) equal to each TopPop Member’s pro rata portion of the excess, if any, of: (A) 1.96 times TopPop’s EBITDA for the First Year over (B) the aggregate amount of the Promissory Notes repaid in cash during the First Year; provided, however, no First Year Earn-out Amount shall be payable if (i)(A) does not exceed (i)(B); and (ii) following the 12-month period commencing on August 1, 2022 (the “Second Year”), in an amount (the “Second Year Earn-out Amount”) equal to each TopPop Member’s pro rata portion of the excess, if any, of: (A) 1.96 times TopPop’s EBITDA for the Second Year over (B) the aggregate amount of the Promissory Notes repaid in cash during the Second Year; provided, however, no Second Year Earn-out Amount shall be payable if (ii)(A) does not exceed (ii)(B). The earn-out payments shall be made, at the election of each TopPop Member, in cash or in shares of Common Stock or a combination thereof, less any reserve for possible indemnification payments, provided that not less than 45% of the value of each earn-out payment shall be paid in Common Stock. If paid in shares of Common Stock, such shares shall be valued at the then-prevailing market rate.

The Promissory Notes bear interest at the rate of 10% per annum and mature on July 26, 2022. The Promissory Notes are not subject to pre-payment penalties; however, the Company may not pre-pay any amount on any Promissory Note without pre-paying a pro-rata portion of all Promissory Notes. In connection with the Promissory Notes, the Company granted to the TopPop Members a security interest in all of the Company’s membership interests of TopPop pursuant to certain pledge agreements (the “Pledge Agreements”) with each of the TopPop Members, each dated July 26, 2021. The Promissory Notes are not convertible into equity securities of the Company.

The TopPop Acquisition Agreement contains customary representations, warranties and covenants and customary indemnification obligations with regards to breaches of the representation and warranties of the Company, TopPop and the TopPop Members. With regards to breaches of ordinary representations, the Company’s indemnitees are only entitled to recover losses in excess of $100,000. Losses incurred by either party’s indemnitees as a result of breaches of ordinary representations are subject to a cap of $2,000,000. The TopPop Members' total liability for any indemnifiable losses, in the aggregate, may not exceed the Total Consideration.

The TopPop Acquisition Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other. Investors in, and security holders of, the Company should not rely on the representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the TopPop Acquisition Agreement. Moreover, information concerning the subject matter of such representation and warranties may change after the date of the TopPop Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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The information provided under this Item 1.01 with respect to the TopPop Acquisition Agreement, the Promissory Notes and the Pledge Agreements is a summary of certain portions of the TopPop Acquisition Agreement, the Promissory Notes and the Pledge Agreements and does not purport to be a complete description and is subject to, and qualified in its entirety by, the complete text of the TopPop Acquisition Agreement, the form of Promissory Notes and the form of Pledge Agreements, which are filed as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Series A-2 Convertible Preferred Stock Financing

On July 26, 2021, the Company entered into securities purchase agreements dated as of July 26, 2021 (collectively, the “Purchase Agreement”) with certain accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate of 32,303.11 shares of the Company’s newly-created Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), 11,320,201 shares of Common Stock, and warrants (the “Warrants”) to purchase 114,690,150 shares of Common Stock, for gross proceeds of $35,840,672, before deducting placement agent and other offering expenses. Pursuant to the Purchase Agreement, the shares of Series A-2 Preferred Stock, Common Stock and Warrants are to be sold in two tranches, the first of which closed on July 26, 2021 for gross proceeds of $22,918,203 for the sale of 20,724.70 shares of Series A-2 Preferred Stock, 7,019,196 shares of Common Stock, and Warrants to purchase 73,338,203 shares of Common Stock. Of the $22,918,203 gross proceeds received by the Company upon the closing of the first tranche, $18,147,354 was paid in cash, $676,708 was paid by assignment to the Company of $676,708 aggregate principal and interest amount of the Company’s outstanding original issue discount promissory notes and $3,762,000 was paid by assignment to the Company of $3,762,000 aggregate principal amount of TopPop’s outstanding original issue discount promissory notes, all of which notes were cancelled by the Company. A $332,141 discount was applied to the cash component of the purchase price received upon the closing of the first tranche.

Pursuant to the Purchase Agreement, the closing of the second tranche, which will include the sale of an additional 11,578.40 shares of Series A Preferred Stock, 4,301,005 shares of Common Stock, and Warrants to purchase an additional 41,351,901 shares of Common Stock for gross proceeds of $12,690,901, all of which will be paid in cash, will occur within five trading days of the six-month anniversary of the closing of the first tranche. The closing of the transactions contemplated by the Purchase Agreement are subject to the satisfaction of certain closing conditions, including the execution of the Registration Rights Agreement (as defined below), and the consummation of the transactions contemplated by the TopPop Acquisition Agreement, the Exchange Agreement (as defined below), and the United Purchase Agreement (as defined below). The terms of the Series A-2 Preferred Stock are set forth under Items 3.02 and 5.03 below.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.3125 per share. The Investors may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

The conversion price of the Series A-2 Preferred Stock and the exercise price of the Warrants are subject to anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The Series A-2 Preferred Stock and the Warrants each contain beneficial ownership limitations that restrict the ability of each Investor to exercise the Warrants or convert the Series A-2 Preferred Stock such that the number of shares of the Common Stock held by any Investor and its affiliates after such conversion or exercise does not exceed 4.99% or 9.99% (at the election of the Investor) of the Company’s then issued and outstanding shares of Common Stock.

The Purchase Agreement also provides that, until January 26, 2022 (the six-month anniversary of the first closing date under the Purchase Agreement), in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $1,000,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to the Investor’s proportionate share of the subsequent financing based on such Investor’s percentage participation in the private placement effected by the Purchase Agreement on the same terms, conditions and price provided for in the subsequent financing up to an amount equal to 50% of the subsequent financing, or, if such subsequent financing is a firm commitment underwritten offering, up to an amount equal to 25% of such subsequent financing. The Purchase Agreement also provides that, for as long as the Series A-2 Preferred Stock or Warrants are outstanding, if the Company effects a subsequent financing, an Investor may elect, in its sole discretion, to exchange all or a portion of the Series A-2 Preferred Stock then held by such Investor for any securities issued in the subsequent financing on a $1.00 for $1.00 basis (assuming each share of Series A-2 Preferred Stock has a value equal to its Stated Value, which is $1,000 per share), provided such subsequent financing is not a firm commitment underwritten offering.

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From the date of the Purchase Agreement until the date that is the earlier of (i) six months following the date of the Purchase Agreement and (ii) the later of (A) 90 days following the Effective Date (as defined in the Purchase Agreement) and (B) the date that the VWAP (as defined in the Purchase Agreement) for 10 consecutive trading days following the Effective Date is greater than $0.625, subject to adjustment for reverse and forward stock splits, stock dividends of the Common Stock, stock combinations and other similar transactions, the Company shall not (x) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (y) file any registration statement or any amendment or supplement thereto with the Securities and Exchange Commission (the “Commission”), in each case, other than as contemplated pursuant to the Registration Rights Agreement (as defined below).

In connection with the transactions contemplated by the Purchase Agreement, the Company also entered into separate registration rights agreements (collectively, the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file with the Commission a registration statement under the Securities Act to register the resale of the shares of Common Stock underlying the Warrants on or prior to November 23, 2021 (120 days following the first closing date under the Purchase Agreement) (the “Filing Date”), to cause such registration statement to be declared effective within thirty (30) days following the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If the Company fails to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the Investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

Of the approximately $18,147,354 of net proceeds received by the Company on the initial closing date under the Purchase Agreement, $3,995,000 was applied to pay the cash portion of the purchase price of the TopPop Acquisition Agreement and the balance is expected to be used for working capital purposes, so as to further execute on the Company’s existing business, while also actively pursuing several additional “iconic” brands. The anticipated net proceeds of approximately $12,690,901 from the closing of the second tranche under the Purchase Agreement are expected to be used for working capital.

In connection with this transaction, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”), pursuant to which at the closing of the first tranche under the Purchase Agreement the Company paid to the Placement Agent a cash fee in the amount of $2,350,000 and the Company agreed to pay to the Placement Agent in connection with the closing of the second tranche under the Purchase Agreement a cash fee in the amount of $1,150,000. In addition, the Company agreed to pay to the Placement Agent a fee in connection with any cash exercise of any of the Warrants in an amount equal to 10% of the cash amount received by the Company upon any such exercise.  Pursuant to the Placement Agency Agreement, as additional consideration for the services of the Placement Agent, the Company also issued to the Placement Agent or its designees in connection with the closing of the first tranche under the Purchase Agreement 2,194 shares of Series A-2 Preferred Stock and agreed to issue to the Placement Agent or its designees in connection with the closing of the second tranche under the Purchase Agreement as additional 1,096 shares of Series A-2 Preferred Stock.

Exchange of Issued and Outstanding Series E, F and G Convertible Preferred Stock and Series E, F and G Common Stock Purchase Warrants

On July 26, 2021, the Company entered into securities exchange agreements (collectively, the “Exchange Agreement”) with the holders (each a “Holder” and collectively, the “Holders”) of the Company’s outstanding (a) Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (the “Existing Preferred Stock”), and (b) Series E Common Stock Purchase Warrants, Series F Common Stock Purchase Warrants and Series G Common Stock Purchase Warrants (the “Existing Warrants” and together with the Existing Preferred Stock, collectively, the “Existing Securities”), pursuant to which the Holders exchanged (the “Exchange”) (i) all Existing Preferred Stock held by each Holder for shares of Series A-2 Preferred Stock and Warrants, and (ii) all Existing Warrants held by each Holder for shares of Common Stock. In connection with the Exchange, the Holders exchanged all of their Existing Securities for an aggregate of 3,704.80 shares of Series A-2 Preferred Stock, Warrants to purchase 14,304,880 shares of Common Stock, and 2,449,517 shares of Common Stock. Upon the Exchange, the Existing Securities were cancelled and all contractual (or similar) rights, preferences and obligations relating to such Existing Securities became null and void and of no further effect whatsoever.

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In conjunction with the closing of the transactions contemplated by the Exchange Agreement, all Holders entered into a lock-up agreement pursuant to which they have agreed not to sell their shares of Series A-2 Preferred Stock, Warrants, or Common Stock, including Common Stock issuable upon the conversion of the Series A-2 Preferred Stock or exercise of the Warrants, in each case issued pursuant to the Exchange Agreement, on or prior to January 26, 2022, at an effective price per share that is lower than $0.3125 (subject to adjustment for reverse and forward stock splits, combinations, recapitalizations and the like).

Redemption of Series F Convertible Preferred Stock

On July 26, 2021, the Company entered into a redemption agreement with Jason DiPaola, pursuant to which the Company redeemed and purchased from Mr. DiPaola, and Mr. DiPaola sold and delivered to the Company, 75 uncertificated shares of the Company’s Series F Convertible Preferred Stock owned by Mr. DiPaola, for an aggregate purchase price of $75,000 in accordance with the terms of such redemption agreement.

On July 26, 2021, the Company entered into a redemption agreement with 32 Entertainment LLC, pursuant to which the Company redeemed and purchased from 32 Entertainment LLC, and 32 Entertainment LLC sold and delivered to the Company, 150 uncertificated shares Series F Convertible Preferred Stock owned by 32 Entertainment LLC, for an aggregate purchase price of $150,000 in accordance with the terms of such redemption agreement.

Exchange of Issued and Outstanding Series A Preferred Stock

On July 26, 2021, the Company entered into a securities exchange agreement dated as of July 26, 2021 (the “Series A Preferred Exchange Agreement”), with Richard DeCicco, who, at the time of execution and delivery of such agreement, was the Company’s Chief Executive Officer, Chief Financial Officer, chairman of the Company’s board of directors (the “Board”) and the holder of the Company’s one issued and outstanding share of Series A Preferred Stock. Pursuant to the Series A Preferred Exchange Agreement, Mr. DeCicco exchanged his one share of Series A Preferred Stock for 25,600,000 shares of Common Stock. Upon such exchange, the Series A Preferred Stock, which previously gave Mr. DeCicco two votes for every one vote of the Company’s outstanding voting securities, was cancelled and all contractual (or similar) rights, preferences and obligations relating to such Series A Preferred Stock became null and void and of no further effect whatsoever.

Purchase of all Issued and Outstanding Capital Stock of United Spirits, Inc.

On July 26, 2021, the Company entered into a securities purchase agreement dated as of July 26, 2021 (the “United Purchase Agreement”) with Mr. DeCicco pursuant to which the Company purchased from Mr. DeCicco, and Mr. DeCicco sold, all of the issued and outstanding capital stock of United Spirits, Inc., a New York corporation (“United”). Pursuant to the United Purchase Agreement, upon the closing of the transactions contemplated thereby, Mr. DeCicco transferred, and the Company acquired, 100% of the issued and outstanding capital stock of United in exchange for a purchase price of $1,000,000. The United Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, and the closing of the transactions contemplated by the United Purchase Agreement was subject to the satisfaction of certain closing conditions, including, without limitation, certain approvals from various state liquor authorities. Prior to the closing of the transactions contemplated by the United Purchase Agreement, the Company marketed and sold its wine and spirts products pursuant to an exclusive marketing and distribution agreement between the Company and United.

Amended and Restated LLC Agreements of Bellissima Spirits LLC and BiVi LLC

On July 26, 2021, the Company, and each other member identified therein, including Mr. DeCicco and Rosanne Faltings, the Company’s vice president of sales and a member of the Board, entered into an Amended and Restated Limited Liability Company Agreement dated as of July 26, 2021 (the “Bellissima LLC Agreement”) of Bellissima Spirits LLC (“Bellissima”). The Bellissima LLC Agreement provides that the manager of Bellissima, currently Mr. DeCicco, may cause Bellissima to make distributions of available cash flow to the members pro rata in accordance with their cash flow ratios, of which the Company is entitled to 100% of any such distribution of available cash flow. The Bellissima LLC Agreement also provides that the manager shall cause Bellissima to make distributions of net proceeds attributable to certain capital events to members pro rata in accordance with their membership interest percentage, of which the Company is entitled to 54% of any such distribution of net proceeds and Mr. DeCicco and Ms. Faltings are entitled to 15.34% and 15.33%, respectively. Transfers of membership interests in Bellissima are generally restricted and the Bellissima LLC Agreement provides for preemptive rights, rights of first refusal, and rights of co-sale, in each case, in accordance with the terms and conditions set forth therein.

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On July 26, 2021, the Company, and each other member identified therein, including Mr. DeCicco and Ms. Faltings, entered into an Amended and Restated Limited Liability Company Agreement dated as of July 26, 2021 (the “BiVi LLC Agreement”) of BiVi LLC (“BiVi”). The BiVi LLC Agreement provides that the manager of BiVi, currently Mr. DeCicco, may cause BiVi to make distributions of available cash flow to the members pro rata in accordance with their cash flow ratios, of which the Company is entitled to 100% of any such distribution of available cash flow. The BiVi LLC Agreement also provides that the manager shall cause BiVi to make distributions of net proceeds attributable to certain capital events to members pro rata in accordance with their membership interest percentage, of which the Company is entitled to 54% of any such distribution of net proceeds and Mr. DeCicco and Ms. Faltings are entitled to 15.34% and 15.33%, respectively. Transfers of membership interests in BiVi are generally restricted and the BiVi LLC Agreement provides for preemptive rights, rights of first refusal, and rights of co-sale, in each case, in accordance with the terms and conditions set forth therein.

Waiver Agreement Relating to Promissory Notes

On July 26, 2021, in connection with the transactions contemplated by the Purchase Agreement, the Company entered into a waiver agreement (the “Waiver Agreement”), with The Special Equities Opportunity Fund, LLC, Anson Investments Master Fund LP, Joseph Reda and Gregory Castaldo (collectively, the “Lenders”), pursuant to which the Lenders terminated, waived all the terms and provisions of, and forgave and canceled any and all obligations of the Company provided under, the four original issue promissory notes issued by the Company to the respective Lenders on each of August 7, 2020, April 16, 2021, and June 7, 2021 (two of the four promissory notes were issued by the Company on June 7, 2021), in the aggregate principal and interest amount of $100,000, $330,000, $103,333.33 and $143,375, respectively, as partial consideration for the Securities purchased by the Lenders under the Purchase Agreement.

Immediately following the transactions described above, 69,332,213 shares of Common Stock, 26,623.49 shares of the Series A-2 Preferred Stock, and Warrants to purchase 87,643,083 shares of Common Stock were issued and outstanding.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15, and are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with such transactions.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 26, 2021, the Company completed the acquisition of TopPop pursuant to the terms of the TopPop Acquisition Agreement. The terms of the acquisition and the information required to be reported under this Item are incorporated herein by reference to the information set forth under the heading “TopPop Acquisition Agreement” in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2021, the Company issued $4,900,000 aggregate principal amount of its Promissory Notes in connection with its acquisition of TopPop. The information required to be reported under this Item with respect to such promissory notes is incorporated by reference to the information set forth under the heading “TopPop Acquisition Agreement” in Item 1.01 of this Current Report on Form 8-K.

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Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, the Company issued an aggregate of 70,832,213 shares of Common Stock, an aggregate of 26,623.49 shares of Series A-2 Preferred Stock, and Warrants to purchase an aggregate of  87,643,083 shares of Common Stock as described therein, which description is incorporated herein by reference.

The exchanges effected through the Exchange Agreement and the Series A Preferred Exchange Agreement were made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The above-described sales and issuances pursuant to the Purchase Agreement, the TopPop Acquisition Agreement, and the United Purchase Agreement were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder on the basis that the sales or issuances did not involve a public offering and the recipients made certain representations to the Company, including without limitation, that the recipients of the securities were “accredited investors” as defined in Rule 501 under the Securities Act.

Item 5.01 Changes in Control of Registrant.

On July 26, 2021, the exchange by Mr. DeCicco of his one share of Series A Preferred Stock for 25,600,000 shares of Common Stock pursuant to the Series A Preferred Exchange Agreement constituted a change in control of the Company. Prior to such exchange, Mr. DeCicco, as the holder of the one outstanding share of Series A Preferred Stock, had two votes for every one vote of the Company’s outstanding voting securities, which gave him a majority of the outstanding votes on any matter submitted to the vote of the Company’s stockholders. Following such exchange, Mr. DeCicco no longer has a majority of the outstanding votes of the Company’s stockholders and the Company no longer has a single controlling shareholder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On July 26, 2021, the Board appointed Larry Romer as Chief Executive Officer of the Company, John Cosenza as Chief Operating Officer of the Company, and David Allen as Chief Financial Officer of the Company. Biographical information regarding Messrs. Romer, Cosenza, and Allen is set forth below:

Mr. Romer, age 68, is a 40 plus year veteran of the beverage business holding senior management positions with Coca Cola, The Paddington Corporation, Jim Beam and Southern Glazer Wine & Spirits. Mr. Romer holds a bachelor’s degree in Health and Physical Education from Manhattan College and a master’s degree in Health and Physical Education from Adelphi University.

Mr. Cosenza, age 53, started his Anheuser-Busch career as a sales representative for Lower Manhattan. As Chain Store Manager, he was responsible for all NYC chain store sales and innovations. Mr. Cosenza was Sr. Manager for AB’s Corporate Social Responsibility (CSR) division, where he took part in promoting responsible drinking, the designated driver program and the prevention of underage drinking. Mr. Cosenza has an MBA in finance from Long Island University, and a bachelor’s degree in Sports Management and Athletic Administration from St. John’s University.

Mr. Allen, age 66, has over 22 years of experience serving as the chief financial officer of public companies and over 40 years of experience as a certified public accountant, starting his career with Arthur Andersen & Co. Additionally, Mr. Allen sits on the board of directors of two other public companies, Charlie’s Holdings, Inc. (OTCMKTS: CHUC) and MariMed, Inc. (OTCMKTS: MRMD), where he serves as audit committee chairman. Mr. Allen is a licensed CPA and holds a bachelor’s degree in accounting and a master’s degree in taxation from Bentley College.

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There are no arrangements or understandings between Messrs. Romer, Cosenza or Allen, and any other person or persons pursuant to which Messrs. Romer, Cosenza or Allen was appointed as an officer of the Company. With respect to Messrs. Romer, Cosenza, and Allen, there have been no events of the type listed under Item 401(f) of Regulation S-K promulgated by the Commission that occurred during the past ten years. In addition, there are no current or proposed transactions in which Messrs. Romer, Cosenza or Allen, or any member of the immediate family of any of Messrs. Romer, Cosenza or Allen, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Commission.

Compensatory Arrangements of Certain Officers

On July 26, 2021, the Company entered into two-year employment agreements with each of Messrs. DeCicco, Romer, Cosenza and Allen, and with Ms. Faltings. Unless earlier terminated, at the end of the initial term or any renewal term, each agreement automatically renews for additional two-year terms until either the Company or the executive provides the other party with a timely notice of non-renewal.

The following is a summary of the compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary	Annual Targeted Bonus
Richard DeCicco	Chairman of the Board and President	$265,000	Determined by the Board, with a target of 25% of Annual Base Salary
Larry Romer	Chief Executive Officer	$250,000	Determined by the Board, with a target of 35% of Annual Base Salary
John Cosenza	Chief Operating Officer	$225,000	Determined by the Board, with a target of 25% of Annual Base Salary
David Allen	Chief Financial Officer	$250,000	Determined by the Board, with a target of 25% of Annual Base Salary
Roseann Faltings	Board Member and Vice President	$200,000	Determined by the Board, with a target of 25% of Annual Base Salary

Each executive is also eligible to receive employee stock option grants and/or restricted stock grants during the term of their employment, with the amount, frequency and other details of such grants determined by the Board.

Pursuant to the terms of Mr. Romer’s employment agreement, if the Company consummates a sale of its “Bellissima”™ product line during the term of the agreement (“Bellissima Sale”), Mr. Romer will be entitled to receive a payment equal to two and a half percent (2.5%) of the net proceeds received by the Company in connection with such sale. In addition, Mr. Romer has entered into a letter agreement with Mr. DeCicco and Ms. Faltings pursuant to which, in the event a Bellissima Sale is consummated during the term of Mr. Romer’s employment, Mr. DeCicco and Ms. Faltings will pay Mr. Romer an amount equal to a total of two and a half percent (2.5%) of the net proceeds received by Mr. DeCicco and Ms. Faltings in connection with such sale.

Under the employment agreements, each executive will be entitled to severance in the event the Company terminates his or her employment without Cause (as defined in the applicable employment agreement), his or her employment is terminated as a result of a Disability (as defined in the applicable employment agreement), or, in the case of Messrs. DeCicco and Allen, and Ms. Faltings, he or she resigns from his or her employment for Good Reason (as defined in the applicable employment agreement). The severance for Messrs. DeCicco and Allen, and Ms. Faltings would be a lump sum amount equal to: (i) 24 months of base salary at the then current rate, plus (ii) a prorated bonus for the year of termination equal to the target bonus multiplied by a fraction, the numerator of which is the number of days such executive was employed by the Company in the year of termination and the denominator being 365; plus (iii) a bonus for the severance period equal to 2x the target bonus. The severance for Mr. Romer would be a lump sum amount equal to: (i) 12 months of base salary at his then current rate, plus (ii) a prorated bonus for the year of termination equal to his target bonus multiplied by a fraction, the numerator of which is the number of days Mr. Romer was employed by the Company in the year of termination and the denominator being 365. The severance for Mr. Cosenza would be a lump sum amount equal to: (i) six months of base salary at his then current rate, plus (ii) a prorated bonus for the year of termination equal to his target bonus multiplied by a fraction, the numerator of which is the number of days Mr. Cosenza was employed by the Company in the year of termination and the denominator being 365.

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Additionally, if an executive elects to continue to receive group health insurance coverage under the Company’s group health plan pursuant to COBRA, the Company will reimburse such executive for his or her monthly COBRA premiums for the duration of the applicable severance period; provided that the executive must show adequate documentation of his or her payment of the COBRA premiums and in the event that the executive becomes ineligible for COBRA coverage or fails to provide adequate documentation of his or her payment of the COBRA premiums, the Company shall no longer have any obligation to reimburse such COBRA amounts. An executive’s entitlement to the severance benefits described above is conditioned upon such executive’s timely executing an effective general release of claims in favor of the Company in connection with his or her termination of employment.

In connection with the execution of his or her employment agreement, each executive also executed the Company’s standard confidentiality, restrictive covenant, and assignment agreement, containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition, non-service, and non-solicitation covenants with respect to Company employees, consultants and customers.

The foregoing summary of the employment agreements of Messrs. DeCicco, Romer, Cosenza and Allen, and Ms. Faltings is qualified in its entirety by the copy of such agreements filed as Exhibits 10.16, 10.17, 10.18, 10.19, and 10.20 hereto and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions contained therein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Articles of Incorporation

On July 26, 2021, the Company filed an Information Statement with the Commission, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c-2 promulgated thereunder. The Company anticipates that such Information Statement will be furnished to the holders of record of all issued and outstanding shares of Common Stock and Series A-2 Preferred Stock in mid-August, 2021, to notify such holders that the Company plans to file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, with the Secretary of State of Nevada in mid-September, 2021, which will become effective upon filing, so as to increase the number of authorized shares of Common Stock from Two Hundred Million (200,000,000) shares to Five Hundred Million (500,000,000) shares.

Certificate of Designation of Series A-2 Preferred Stock

On July 26, 2021, the Company filed a Certificate of Designation, Preferences and Rights of the Series A-2 Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada, designating up to 45,000 shares of the Company’s preferred stock as Series A-2 Preferred Stock. The following is only a summary of the Certificate of Designation and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series A-2 Preferred Stock designated is up to 45,000. Each share of Series A-2 Preferred Stock has a par value of $0.001 per share and a stated value equal to One Thousand Dollars ($1,000) (the “Stated Value”), subject to the potential adjustment set forth in the paragraph immediately below entitled “Dividends”.

Dividends. The holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series A-2 Preferred Stock equal (on an as-if-converted-to Common Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. Additionally, in the event that the average of the VWAP (as defined in the Certificate of Designation) for each of the 15 consecutive trading days (as defined in the Certificate of Designation) ending on the trading day immediately prior to July 1, 2022 is less than the then Conversion Price in effect, then retroactively, as of the Original Issue Date (as defined in the Certificate of Designation), the holders of the Series A-2 Preferred Stock shall be entitled to receive, and the Company shall pay, a one-time dividend payment equal to six percent (6%) of the Stated Value per share of the outstanding Series A-2 Preferred Stock (such date, the “Dividend Payment Date”) in cash or, at the Company’s option, in shares of Common Stock, or a combination thereof. Any dividends that are not paid or issued, as applicable, within three trading days following the Dividend Payment Date shall entail a late fee, which must be paid in cash, at the rate of eighteen percent (18%) per annum or the lesser rate permitted by applicable law which shall accrue daily form the Dividend Payment Date through and including the date of actual payment in full.

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Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series A-2 Preferred Stock before any distribution or payment shall be made to the holder of any Junior Securities (as defined in the Certificate of Designation), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to all holders of Series A-2 Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights. The Series A-2 Preferred Stock shall have no voting rights; provided, however, as long as any shares of Series A-2 Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A-2 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A-2 Preferred Stock or alter or amend the Certificate of Designation, (b) create any equity securities that are senior in preference or liquidation to the Series A-2 Preferred Stock, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A-2 Preferred Stock, (d) increase the number of authorized shares of Series A-2 Preferred Stock, (e) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Shares of Common Stock, common stock equivalents, or Junior Securities (subject to certain exceptions provided therein), (f) pay cash dividends or distributions on Junior Securities, (g) enter into any transaction with an Affiliate (as defined in the Certificate of Designation) that would require any public filing with the Commission (subject to certain exceptions provided therein), or (h) enter into any agreement with respect to any of the foregoing.

Conversion Price. The conversion price for the Series A-2 Preferred Stock shall equal $0.3125, subject to adjustment as provided in the Certificate of Incorporation.

Conversion. Each share of Series A-2 Preferred Stock is convertible, at the option of the holder thereof, but subject to the restrictions on conversion set forth below, at any time after the issuance of such share, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A-2 Preferred Stock by the Conversion Price, subject to adjustment for reverse and forward stock splits, combinations, recapitalizations and the like.

Convertibility. A holder may not convert any portion of the Series A-2 Preferred Stock to the extent that the holder, together with its Affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of Common Stock after conversion, except that upon notice from the holder to the Company, the holder may increase or decrease the amount of ownership outstanding shares after converting the holder’s Series A-2 Preferred Stock up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series A-2 Preferred Stock, provided that any increase in such Beneficial Ownership Limitation shall not be effective until 61 days following notice to the Company.

Fundamental Transaction. If the Company consummates any merger, consolidation, sale or other reorganization event in which the Common Stock is converted into or exchanged for securities, cash or other property, or if the Company consummates certain sales or other business combinations, then following any such event, the holders of the Series A-2 Preferred Stock will be entitled to receive, upon any subsequent conversion of the Series A-2 Preferred Stock, the kind and amount of securities, cash or other property that the holders would have received had they converted the Series A-2 Preferred Stock to Common Stock immediately prior to such event.

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Item 8.01 Other Information.

On July 27, 2021, the Company issued a press release announcing the transactions described under Item 1.01 above, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A-2 Convertible Preferred Stock.
10.1*	Acquisition Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc., TopPop LLC, FrutaPop LLC, Innoaccel Investments LLC, and Thomas Martin.
10.2	Form of Promissory Note, dated as of July 26, 2021, relating to the $4,900,000.00 aggregate principal amount of promissory notes of Iconic Brands, Inc.
10.3	Form of Pledge Agreement, dated as of July 26, 2021, with Iconic Brands, Inc.
10.4	Form of Securities Purchase Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc. and the signatories thereto.
10.5	Form of Common Stock Purchase Warrant, dated as of July 26, 2021, by and among Iconic Brands, Inc. and the signatories thereto.
10.6	Form of Registration Rights Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc. and the signatories thereto.
10.7	Form of Exchange Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc. and the signatories thereto.
10.8	Form of Lock-Up Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc. and the signatories thereto.
10.9

Exchange Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Richard DeCicco, as holder of the Iconic Brands, Inc.’s one (1) issued and outstanding share of Series A Preferred Stock.

10.10

Securities Purchase Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Richard DeCicco, as owner of one hundred percent (100%) of the issued and outstanding capital stock of United Spirits, Inc.

10.11	Amended and Restated Limited Liability Company Agreement of Bellissima Spirits LLC, dated as of July 26, 2021.
10.12	Amended and Restated Limited Liability Company Agreement of BiVi LLC, dated as of July 26, 2021.
10.13	Redemption Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Jason DiPaola, dated as of July 26, 2021.
10.14	Redemption Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and 32 Entertainment LLC.
10.15	Waiver Agreement, dated as of July 26, 2021, by and among Iconic Brands, Inc., The Special Equities Opportunity Fund, LLC, Anson Investments Master Fund LP, Joseph Reda, and Gregory Castaldo.
10.16	Employment Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Richard DeCicco.
10.17	Employment Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Roseann Faltings.
10.18	Employment Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and Larry Romer.
10.19	Employment Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and David Allen.
10.20	Employment Agreement, dated as of July 26, 2021, by and between Iconic Brands, Inc. and John Cosenza.
99.1	Press release of Iconic Brands, Inc., dated as of July 27, 2021.

*

Schedules, exhibits and similar supporting attachments or agreements to the Acquisition Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Dated: July 27, 2021	By:	/s/ Richard DeCicco
	Name:	Richard DeCicco
	Title:	Chief Executive Officer

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